EXHIBIT: 10.39
SECOND AMENDMENT TO THE ESCO TECHNOLOGIES INC.
2001 STOCK INCENTIVE PLAN
WHEREAS, ESCO Technologies Inc. (“Company”) adopted the ESCO Technologies Inc. 2001 Stock Incentive Plan (“Plan”) for the benefits of eligible employees; and
WHEREAS, the Company retained the right to amend the Plan pursuant to Section 13 thereof; and
WHEREAS, the Company desires to amend the Plan effective as of August 3, 2006:
NOW, THEREFORE, effective as of August 3, 2006, the Plan is amended as follows:
1. The following is added at the end of section 11(iv):
Provided, however, that the previous sentence shall not apply to the distribution under a Performance Share Award.
2. Section 9(d) is deleted in its entirety and Sections 9(e)-9(g) are renumbered Sections 9(d)-9(f) respectively.
IN WITNESS WHEREOF, the foregoing Amendment was adopted on the 3rd day of August, 2006.